SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 9, 2009

PHOENIX FOOTWEAR GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31309	15-0327010
(Commission File Number)	(IRS Employer Identification No.)

5840 El Camino Real, Suite 106, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 602-9688

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Phoenix Footwear Group, Inc. (“Phoenix Footwear”), filed a Current Report on Form 8-K dated April 29, 2009 (the “April 2009 Form 8-K”) in which Phoenix Footwear furnished information under Item 2.05 “Costs Associated with Exit or Disposal Activities” with respect to the execution of an Asset Purchase Agreement dated April 23, 2009 (the “Original Purchase Agreement”) between Phoenix Footwear’s wholly-owned subsidiary, Chambers Belt Company (“Chambers”) and Tandy Brands Accessories, Inc. (“Tandy”). The Original Purchase Agreement provided for Tandy’s purchase of Chambers private label business through an asset sale and the subsequent planned shut-down of Chambers upon the completion of the Wrangler Apparel, Inc. (“Wrangler”) licenses referred to below. Phoenix Footwear is now filing an amendment to the April 2009 Form 8-K in order to update and provide further detail on the restructuring plans under Item 2.05. Accordingly, the information in Item 2.05 below amends and restates in its entirety Item 2.05 of the April 2009 Form 8-K.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1-Registrant’s Business and Operations

Item 1.01	Entry Into a Material Definitive Agreement.

Amended and Restated Asset Purchase Agreement

On July 9, 2009, Chambers and Tandy entered into an Amended and Restated Asset Purchase Agreement (the “Amended Purchase Agreement”) which amended and restated the Original Purchase Agreement. The Amended Purchase Agreement provided for the additional sale of Chambers’ Wrangler brand business together with the private label business. Chambers conducted the Wrangler business under a License Agreement dated January 1, 2007 between Chambers and Wrangler pursuant to which Chambers had the right to sell Wrangler branded products to the mass market (the “Mass License”) and a License Agreement dated January 1, 2008 between Chambers and Wrangler pursuant to which Chambers had the right to sell to the western store market (the “Western License”).

On July 9, 2009, the transactions contemplated by the Amended Purchase Agreement were closed and in accordance therewith Chambers sold to Tandy substantially all of its assets (excluding, among other assets, accounts receivable, cash and cash equivalents). Also Tandy assumed all of Chambers obligations arising after the closing under vendor and customer purchase orders, Chambers’ Maquiladora Agreement and certain leases.

Pursuant to the Amended Purchase Agreement, in partial payment of the purchase price, Tandy paid to Chambers at the closing approximately $3.5 million in immediately available funds, including approximately $2.6 million for inventory. During the first 30 days after closing, Tandy has the right to audit the cost component of the inventory payment. As additional purchase price consideration, during the first 12 months after the closing Tandy is obligated to pay Chambers on a monthly basis 21.5% of the net revenue that Tandy recognizes from sales during this period of Chambers former products. These generally include private label products previously sold by Chambers, Chambers trademark branded products and Wrangler branded products to the mass merchandise market and the western market. Tandy is obligated to pay Chambers minimum earn-out payments that in the aggregate are not less than $2.0 million.

Concurrently with the closing of the Chambers asset sale, Chambers, Tandy and Wrangler entered into an Amendment, Assignment and Assumption of License Agreement pursuant to which Chambers assigned to Tandy all of its rights and Tandy assumed all of Chambers remaining obligations (other than the remaining quarterly royalty obligations due Wrangler which continues to be Chambers’ responsibility except in the case of a default on the license by Tandy) under the Mass License (which was amended to extend through and including June 30, 2010). Also, the same parties entered into an Amendment, Assignment and Assumption of License Agreement pursuant to which Chambers assigned to Tandy all of its rights and Tandy assumed all of Chambers remaining obligations under the Western License

The Amended Purchase Agreement contains limited representations and warranties, covenants and indemnification. At the closing, Phoenix Footwear executed and delivered its Guaranty dated July 9, 2008 guaranteeing Chambers post-closing obligations under the Amended Purchase Agreement.

Forbearance Agreement and First Amendment to Credit and Security Agreement

Effective July 9, 2009, Phoenix Footwear and its subsidiaries together with Wells Fargo National Bank Association (“Wells Fargo”), entered into an Amendment and Forbearance Agreement (the “Amendment”). The Amendment amends and modifies certain terms of the Credit and Security Agreement dated June 10, 2008 (the “Credit Agreement”) among Phoenix Footwear and its subsidiaries and Wells Fargo. In connection with the Amendment, Wells Fargo provided its consent to the Chambers asset sale and released its security interest and lien on the transferred Chambers’ assets.

Under the terms of the Amendment, the following changes were made to the Credit Agreement:

•	the maximum availability under the line of credit was reduced to $6.5 million (subject to a borrowing base limit),

•	the borrowing base was revised to reflect the Chambers asset sale and certain other requirements,

•	the interest rate applicable to outstanding advances was changed to a daily three month LIBOR rate plus 5.50%,

•	a new affirmative covenant was added that requires Phoenix Footwear to provide Wells Fargo with certain budgets and projections on a weekly basis and to participate in weekly teleconference calls,

•	new financial covenants were added that require weekly minimum net sales and net cash flow,

•	additional collateral was required in the form of a mortgage for the real property owed by Phoenix Footwear’s wholly-owned subsidiary, Penobscot Shoe Company, which is located in Penobscot, Maine, and

•	there was eliminated a $340,000 exit fee that was payable if the Credit Agreement is repaid in full and the line of credit terminated under certain circumstances.

Under the Amendment, Wells Fargo agreed, during a forbearance period, to refrain from exercising any rights and remedies which it is or may become entitled to as a result of the existing past financial covenant defaults (the “Specified Events of Default”). Also, the Amendment provides for Wells Fargo to continue making advances under the line of credit, subject to the conditions of the Credit Agreement excluding, however, the Specified Events of Default. The forbearance period began on July 9, 2009 and ends on July 31, 2009, subject to earlier termination at the election of Wells Fargo in the event of an occurrence of any event of default under the Credit Agreement other than the Specified Events of Default, and subject to automatic termination in the event of the occurrence of certain insolvency proceedings involving Phoenix Footwear or its subsidiaries.

The Amendment provides that the continuing forbearance by Wells Fargo is conditioned upon Phoenix Footwear’s continuing engagement of a financial turnaround consulting firm (which has occurred) to provide specified financial consulting services and the repayment in full of all indebtedness owed to Wells Fargo before July 31, 2009. The Amendment requires Phoenix Footwear to pay a $340,000 forbearance fee, including $170,000 concurrent with the closing of the Chambers asset sale and $170,000 on the termination of the forbearance period.

The proceeds from the Chambers asset sale were used to pay down the outstanding indebtedness owed by Phoenix Footwear and its subsidiaries under the Credit Agreement. Following this application of proceeds, Phoenix Footwear had $4.5 million outstanding under the Credit Agreement with remaining availability of $2.0 million. Chambers plans to collect its accounts receivable and the earn-out payments owed by Tandy to repay this indebtedness. In addition, Phoenix Footwear is in active discussions with several replacement lenders and has received proposals to refinance its Wells Fargo indebtedness. There can be no assurance that such refinancing will be obtained or that it will be on favorable terms and conditions.

Prior to July 31, 2009, Phoenix Footwear plans to seek an extension of the forbearance period so that it may complete a refinancing of its remaining indebtedness and repay Wells Fargo in full. Based on the remaining collateral and Phoenix Footwear’s restructured operations, Phoenix Footwear expects such a request to be granted. However, there is no assurance that it will be granted or the terms and conditions thereof. If such a request is not granted, Wells Fargo may accelerate Phoenix Footwear’s indebtedness and/or foreclose on its assets.

The description of the agreements above is qualified in its entirety by reference to the full text of the applicable agreements, copies of which are attached as exhibits hereto

Section 2-Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 9, 2009, Chambers sold substantially all of its assets (other than accounts receivable, cash and cash equivalents) to Tandy. The description of the transaction and the closing thereof set forth in Item 1.01 is hereby incorporated by reference. The purchase price paid and due Chambers from Tandy was determined through arms-length negotiations between the parties.

Item 2.05	Costs Associated with Exit or Disposal Activities.

As reported under Section 1—Item 1.01 “Entry into a Material Definitive Agreement” above, with the Chambers asset sale completed, Chambers plans to wind-down its business by collecting its accounts receivable and Tandy earn-out payments and settling its accounts payable. In Item 2.05 of the April 2009 Form 8-K, Phoenix Footwear reported that it expected to incur a total cost of between $900,000 and $1.3 million on a pre-tax basis over several quarters in connection with the winding down of Chamber’s activities. The following information updates, amends and restates in its entirety the disclosures under Item 2.05 of the April 2009 Form 8-K.

For consolidated financial statement reporting purposes, commencing with the first quarter of the 2009 fiscal year (which ended April 4, 2009), Phoenix Footwear began reporting Chambers as discontinued operations. In connection with this discontinuance, the Phoenix Footwear estimates that it will incur a pre-tax charge of between $2.1 million and $2.5 million which will be recorded and reported in the second and third quarters of the 2009 fiscal year. The charge is expected to be comprised of approximately $500,000 to $600,000 of cash restructuring charges (related to severance payments and other costs associated with exiting the business) to be paid during the third and fourth quarters of the 2009 fiscal year and approximately $1.6 million to $1.8 million of non-cash restructuring charges (including write-offs of fixed assets, net of gain, and inventory).

Section 5-Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Pursuant to authority granted by the Compensation Committee by the Company’s Board of Directors, on July 13, 2009, the Company increased the annual base salary of Dennis T. Nelson, the Company’s Chief Financial Officer, Secretary and Treasurer, from $145,000 to $175,000.

Section 8-Other Events

Item 8.01	Other Events.

On July 9, 2009, Phoenix Footwear issued a press release announcing that Chambers entered into the Amended Purchase Agreement and closed the Chambers asset sale A copy of the press release is filed as Exhibit 99.1 to this Current Report on

Form 8-K/A and is incorporated by reference into this Item 8.01.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Amended and Restated Asset Purchase Agreement between Chambers Belt Company and Tandy Brands Accessories, Inc. dated July 9, 2009 (Exhibits and Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2), but will be provided to the Commission upon request)

10.2	Guaranty, dated as of July 9, 2009 by Phoenix Footwear Group, Inc. in favor of Tandy Brands Accessories, Inc.

10.3	Amendment, Assignment and Assumption Agreement dated July 9, 2009 among Chambers Belt Company, Tandy Brands Accessories, Inc. and Wrangler Apparel, Inc.

10.4	Amendment, Assignment and Assumption Agreement dated July 9, 2009 among Chambers Belt Company, Tandy Brands Accessories, Inc. and Wrangler Apparel, Inc.

10.5	Amendment and Forbearance Agreement dated July 9, 2009 among Phoenix Footwear Group, Inc. and its subsidiaries and Wells Fargo National Bank Association
99.1	Press Release dated July 9, 2009

FORWARD-LOOKING STATEMENTS

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the proposed sale of the Phoenix Footwear’s Chambers division, the likelihood and timing of the closings of the transactions and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” “exploring,” or similar expressions. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved or that the transactions described herein will be consummated. Further, investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. More information about potential factors that could affect the Phoenix Footwear’s business and financial results is included in the documents that the Phoenix Footwear files with the Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K, including under the heading “Cautionary Statement Concerning Forward-Looking Information” contained in the Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the SEC, all of which are available at the SEC’s website (http://www.sec.gov). All forward-looking statements included in this filing are based on information available at the time of this filing, and the Phoenix Footwear assumes no obligation to update any forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX FOOTWEAR GROUP, INC.

Dated, July 13, 2009	/s/ Dennis T. Nelson
	Name:	Dennis T. Nelson
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Amended and Restated Asset Purchase Agreement between Chambers Belt Company and Tandy Brands Accessories, Inc. dated July 9, 2009 (Exhibits and Schedules have been omitted pursuant to Regulation S-K Item 601(b)(2), but will be provided to the Commission upon request)

10.2	Guaranty, dated as of July 9, 2009 by Phoenix Footwear Group, Inc. in favor of Tandy Brands Accessories, Inc.

10.3	Amendment, Assignment and Assumption Agreement dated July 9, 2009 among Chambers Belt Company, Tandy Brands Accessories, Inc. and Wrangler Apparel, Inc.

10.4	Amendment, Assignment and Assumption Agreement dated July 9, 2009 among Chambers Belt Company, Tandy Brands Accessories, Inc. and Wrangler Apparel, Inc.

10.5	Amendment and Forbearance Agreement dated July 9, 2009 among Phoenix Footwear Group, Inc. and its subsidiaries and Wells Fargo National Bank Association

99.1	Press Release dated July 9, 2009